Sabre announces first quarter 2022 financial results; highlights volume and financial improvements

First quarter 2022 business highlights:
•The global travel recovery accelerated each month since January and broadened geographically
•Corporate and international travel rebounded sharply, driving improved mix and increased revenue per booking
•Closed the previously-announced agreement to sell AirCentre airline operations portfolio to CAE for $392 million, supporting the streamlining of the product portfolio and creating greater focus on maximizing new revenue opportunities
•The technology transformation, including mainframe offload and migration to Google Cloud, moved forward and remained solidly on track to reach stated goals by the end of 2024
•Ended the quarter with cash balance of $1.2 billion

First quarter 2022 summary:
•First quarter revenue totaled $585 million
•Net income attributable to common stockholders of $42 million and diluted net income attributable to common stockholders per share of $0.12
•Adjusted EPS totaled ($0.29)

SOUTHLAKE, Texas – May 3, 2022 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended March 31, 2022.

"We are encouraged by the strengthening trends in our business and have seen consistent sequential volume improvements in key metrics week over week since mid-January 2022. After a slow start in January due to the Omicron variant, the travel recovery accelerated sharply and bookings in April ended at the highest level of recovery versus 2019 since the start of the COVID-19 pandemic. The overall improvement in each global geographic region has been particularly positive, supported by a significant return of more profitable international and corporate travel," said Sean Menke, Chair of the Board and CEO.

"In addition, we continue to make progress toward our technology transformation goals, which we expect to deliver significant savings and expand revenue opportunities."

Q1 2022 Financial Summary

Sabre consolidated first quarter revenue totaled $585 million, compared to $327 million in the first quarter of 2021. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to continued recovery from the COVID-19 pandemic and $24 million in previously deferred IT Solutions revenue recognized in the first quarter due to a change in facts and circumstances associated with an IT Solutions customer located in Eastern Europe.

Operating loss was $80 million, versus operating loss of $203 million in the first quarter of 2021. The improvement in operating results was driven by the items impacting revenue described above and lower depreciation and amortization. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, an increase in credit losses, and an increase in legal costs due to ongoing litigation.

Net income attributable to common stockholders totaled $42 million, versus a net loss of $266 million in the first quarter of 2021. Diluted net income attributable to common stockholders per share totaled $0.12, versus diluted net loss attributable to common stockholders per share of $0.84 in the first quarter of 2021. The improvement in net income attributable to common stockholders was driven by the items impacting operating loss described above, as well as a $121 million after-tax gain on sale of AirCentre, lower interest expense due to the maturation of interest rate swaps in the fourth quarter of 2021, and lower tax expense, partially offset by a $4 million loss on extinguishment of debt.

Adjusted EBITDA was $5 million, versus Adjusted EBITDA of negative $110 million in the first quarter of 2021. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and $24 million in previously deferred IT Solutions revenue recognized in the first quarter due to a change in facts and circumstances associated with an IT Solutions customer located in Eastern Europe. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, increased selling, general and administrative expenses, and an increase in credit losses.

Adjusted Operating Loss was $29 million, versus Adjusted Operating Loss of $167 million in the first quarter of 2021. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.29), versus ($0.72) in the first quarter of 2021.

With regards to Sabre's first quarter 2022 cash flows (versus prior year):
•Cash used in operating activities totaled $139 million (vs. $197 million used in)
•Cash provided by investing activities totaled $375 million (vs. $8 million provided by)
•Cash used in financing activities totaled $26 million (vs. $24 million used in)
•Capitalized expenditures totaled $17 million (vs. $6 million)

Free Cash Flow was negative $156 million, versus Free Cash Flow of negative $204 million in the first quarter of 2021.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended March 31,
	2022	2021	% Change (B/W)
Total Company:
Revenue	$584,910	$327,484	79
Operating Loss	$(79,532)	$(202,553)	61
Net income (loss) attributable to common stockholders	$42,060	$(266,106)	116
Diluted net income (loss) attributable to common stockholders per share (EPS)	$0.12	$(0.84)	114
Net Income (Loss) Margin	7.2%	(81.3)%
Adjusted EBITDA (1)	$5,150	$(109,500)	105
Adjusted EBITDA Margin(1)	0.9%	(33.4)%
Adjusted Operating Loss(1)	$(29,155)	$(166,502)	82
Adjusted Net Loss(1)	$(93,169)	$(228,274)	59
Adjusted EPS(1)	$(0.29)	$(0.72)	60
Cash used in operating activities	$(139,083)	$(197,403)	30
Cash provided by investing activities	$374,865	$8,405	4,360
Cash used in financing activities	$(25,835)	$(24,221)	(7)
Capitalized expenditures	$17,403	$6,435	170
Free Cash Flow(1)	$(156,486)	$(203,838)	23
Net Debt (total debt, less cash and cash equivalents)	$3,620,075	$3,516,273

Travel Solutions:
Revenue	$533,998	$288,875	85
Operating Income (Loss)	$45,476	$(105,222)	143
Adjusted Operating Income (Loss)(1)	$45,306	$(106,133)	143
Distribution Revenue	$342,888	$151,781	126
Total Bookings	64,978	38,943	67
Air Bookings	57,550	35,289	63
Lodging, Ground and Sea Bookings	7,428	3,654	103
IT Solutions Revenue	$191,110	$137,094	39
Passengers Boarded	129,163	75,189	72

Hospitality Solutions:
Revenue	$56,004	$42,215	33
Operating Loss	$(15,117)	$(13,587)	(11)
Adjusted Operating Loss(1)	$(15,117)	$(13,587)	(11)
Central Reservation System Transactions	23,028	17,560	31

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

First quarter 2022 results (versus prior year):
•Travel Solutions revenue increased 85% to $534 million driven by an increase in global air and other travel bookings due to continued recovery from the COVID-19 pandemic and $24 million in previously deferred IT Solutions revenue recognized in the first quarter due to a change in facts and circumstances associated with an IT Solutions customer located in Eastern Europe, partially offset by reduced revenue due to the sale of our AirCentre portfolio effective on February 28, 2022.
•Operating profit totaled $45 million, versus operating loss of $105 million in the first quarter of 2021. The improvement in operating results was driven by increased revenue and lower depreciation, partially offset by increased incentive expenses as well as technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, an increase in credit losses, and an increase in legal costs due to ongoing litigation.
•Distribution revenue increased 126% to $343 million due to the continued recovery in bookings and an increase in average booking fee due to a shift in bookings mix.
◦Global bookings, net of cancellations, totaled 65 million, representing a recovery to 42% of 2019 levels.
◦Net air bookings were at 29%, 45% and 52% of 2019 levels in January, February and March, respectively.
◦Average booking fee totaled $5.28, a sequential improvement versus $4.96 last quarter, $4.59 in the third quarter of 2021, and $3.84 in the second quarter of last year. This increase is due to an improvement in bookings mix and reduced cancellation activity.
•IT Solutions revenue increased 39% to $191 million. Reservations revenue increased due to the ongoing recovery in passengers boarded, and $24 million in previously deferred revenue recognized in the first quarter due to a change in facts and circumstances associated with an IT Solutions customer located in Eastern Europe, partially offset by a dilution in rate due to revenue that does not fluctuate with volumes. Commercial and Operations revenue increased primarily due to license fee revenue related to AirCentre recognized upon delivery and increased volumes from existing customers, partially offset by reduced revenue due to the sale of our AirCentre portfolio effective on February 28, 2022.

◦Airline passengers boarded totaled 129 million, representing a recovery to 69% of 2019 levels.

Hospitality Solutions

First quarter 2022 results (versus prior year):
•Hospitality Solutions revenue increased 33% to $56 million. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic and increased Digital Experience revenue.
•Central reservation system transactions increased 31% to 23 million, representing 100% of 2019 levels.
•Operating loss was $15 million, versus operating loss of $14 million in the first quarter of 2021. The change in operating results was primarily driven by increased revenue and lower depreciation and amortization, more than offset by increased transaction-related costs due to volume recovery trends and higher labor and professional services expenses that support our technology transformation initiatives.

Business and Financial Outlook

With respect to the 2022 financial outlook below:
•Full-year Adjusted EBITDA guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $2 million; net income attributable to noncontrolling interests of approximately $4 million; preferred stock dividends of approximately $20 million; acquisition-related amortization of approximately $50 million; stock-based compensation expense of approximately $100 million; other costs including litigation, acquisition-related costs, loss on debt extinguishment, other foreign non-income tax matters, foreign exchange gains and losses, and gains on sale of assets of $150 million; and the tax impact of the above adjustments of approximately $8 million, less (2) the impact of depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $135 million; interest expense, net of approximately $275 million; and provision for income taxes less tax impact of net income adjustments of approximately $1 million.

Full-Year 2022 Financial Outlook

Sabre's full-year 2022 outlook summarized below is a reiteration of the outlook detailed in our fourth quarter and full year 2021 earnings presentation.1,2

	Outlook at Possible Sabre Bookings Recovery Scenarios
Sabre Bookings Recovery[3] (% of 2019)	50%	60%	70%
Revenue	$2.2B to $2.5B	$2.5B to $2.8B	$2.8B to $3.1B
Adjusted EBITDA[3]	> ($85M)	> $15M	> $165M

1 AirCentre results no longer included following sale effective February 28, 2022.
2 Includes $85 million in incremental investments ($45 million technology transformation and $40 million SG&A) previously excluded from Adjusted EBITDA figures presented but separately detailed in our fourth quarter & full-year 2021 earnings presentation. Incremental investments represent operational investments and expenditures that will be expensed within our results of operations (and therefore impact Adjusted EBITDA) above what was expensed in 2021
3 Assumes related incremental benefit from Lodging, Ground and Sea (LGS) bookings and passengers boarded.

2025 Financial Targets

Sabre's 2025 financial targets remain unchanged from those provided in the company's fourth quarter and full year 2021 earnings release dated February 15, 2022. These 2025 financial targets are summarized as follows:

	2025 Financial Targets at possible Sabre bookings recovery scenarios			Notes
Sabre Bookings Recovery (% of 2019)	> 80%	> 100%	>120%
Adjusted EBITDA	> $900M	> $1,100M	> $1,300M
Adjusted EBITDA Margin	> 23%	> 26%	> 28%	In line or better than guidance provided in February 2020, before the pandemic
Adjusted Operating Income	> $800M	> $1,000M	> $1,200M	7pts - 13pts targeted Adjusted Operating Income margin expansion; D&A expected to decline significantly
Free Cash Flow	> $500M	> $700M	> $900M	Assumes ~$50M annual CapEx

Conference Call

Sabre will conduct its first quarter 2022 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, and on its Twitter account, @Sabre_Corp. The company intends to use the Investor Relations section of its website and its Twitter account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website and its Twitter account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website or its Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to

Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “goal,” “outlook,” “opportunity,” "target," “future,” “believe,” “trend,” “plan,” "guidance," “anticipate,” “will,” "forecast," "continue," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effectiveness and rate of vaccinations, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, our the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks related to the current military conflict in Ukraine, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, risks related to our significant amount of indebtedness, the effects of the implementation of new accounting standards and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Kristin Hays	Kevin Crissey
kristin.hays@sabre.com	kevin.crissey@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$584,910	$327,484
Cost of revenue, excluding technology costs	223,034	146,761
Technology costs	273,730	252,663
Selling, general and administrative	167,678	130,613
Operating loss	(79,532)	(202,553)
Other income (expense):
Interest expense, net	(61,058)	(64,101)
Loss on extinguishment of debt	(3,533)	—
Equity method loss	(170)	(911)
Other, net	191,241	11,631
Total other income (expense), net	126,480	(53,381)
Income (loss) from continuing operations before income taxes	46,948	(255,934)
(Benefit) provision for income taxes	(596)	3,997
Income (loss) from continuing operations	47,544	(259,931)
Income (loss) from discontinued operations, net of tax	134	(263)
Net income (loss)	47,678	(260,194)
Net income attributable to noncontrolling interests	272	484
Net income (loss) attributable to Sabre Corporation	47,406	(260,678)
Preferred stock dividends	5,346	5,428
Net income (loss) attributable to common stockholders	$42,060	$(266,106)

Basic net income (loss) per share attributable to common stockholders:
Income (loss) from continuing operations	$0.13	$(0.84)
Net income (loss) per common share	$0.13	$(0.84)
Diluted net income (loss) per share attributable to common stockholders:
Income (loss) from continuing operations	$0.12	$(0.84)
Net income (loss) per common share	$0.12	$(0.84)
Weighted-average common shares outstanding:
Basic	323,658	317,634
Diluted	409,378	317,634

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,186,414	$978,352
Restricted cash	21,039	21,039
Accounts receivable, net of allowance for credit losses of $56,660 and $58,965	333,579	259,934
Prepaid expenses and other current assets	137,393	121,591
Current assets held for sale	—	21,358
Total current assets	1,678,425	1,402,274
Property and equipment, net of accumulated depreciation of $1,925,422 and $1,912,651	238,591	249,812
Equity method investments	23,036	22,671
Goodwill	2,476,632	2,470,206
Acquired customer relationships, net of accumulated amortization of $784,763 and $771,479	251,255	257,362
Other intangible assets, net of accumulated amortization of $754,436 and $751,917	173,625	183,321
Deferred income taxes	25,523	27,056
Other assets, net	447,392	475,424
Long-term assets held for sale	—	203,204
Total assets	$5,314,479	$5,291,330

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$155,813	$122,934
Accrued compensation and related benefits	75,720	135,974
Accrued subscriber incentives	181,815	137,448
Deferred revenues	76,151	81,061
Other accrued liabilities	188,300	188,706
Current portion of debt	16,730	29,290
Current liabilities held for sale	—	21,092
Total current liabilities	694,529	716,505
Deferred income taxes	37,384	38,344
Other noncurrent liabilities	287,560	297,037
Long-term debt	4,732,711	4,723,685
Long-term liabilities held for sale	—	15,476

Stockholders’ deficit
Preferred stock, $0.01 par value, 225,000 authorized, 3,290 issued and outstanding as of March 31, 2022 and December 31, 2021; aggregate liquidation value of $329,000 as of March 31, 2022 and December 31, 2021	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 350,314 and 346,430 shares issued, 326,307 and 323,501 shares outstanding at March 31, 2022 and December 31, 2021, respectively	3,503	3,464
Additional paid-in capital	3,143,315	3,115,719
Treasury Stock, at cost, 24,007 and 22,930 shares at March 31, 2022 and December 31, 2021, respectively	(508,441)	(498,141)
Accumulated deficit	(3,007,635)	(3,049,695)
Accumulated other comprehensive loss	(77,823)	(80,287)
Noncontrolling interest	9,343	9,190
Total stockholders’ deficit	(437,705)	(499,717)
Total liabilities and stockholders’ deficit	$5,314,479	$5,291,330

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$47,678	$(260,194)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Gain on sale of assets and investments	(192,151)	(14,532)
Depreciation and amortization	50,108	73,223
Stock-based compensation expense	27,605	24,426
Amortization of upfront incentive consideration	11,325	15,825
Loss on extinguishment of debt	3,533	—
Amortization of debt discount and issuance costs	3,438	2,853
Deferred income taxes	(2,570)	(2,004)
Provision for expected credit losses	1,997	(2,226)
(Income) loss from discontinued operations	(134)	263
Other	(485)	1,396
Changes in operating assets and liabilities:
Accounts and other receivables	(106,655)	(41,144)
Prepaid expenses and other current assets	(20,631)	(18,008)
Capitalized implementation costs	(4,481)	(5,022)
Upfront incentive consideration	(700)	(2,185)
Other assets	23,353	3,176
Accrued compensation and related benefits	(59,748)	681
Accounts payable and other accrued liabilities	72,890	17,433
Deferred revenue including upfront solution fees	6,545	8,636
Cash used in operating activities	(139,083)	(197,403)
Investing Activities
Net proceeds from dispositions	392,268	14,840
Additions to property and equipment	(17,403)	(6,435)
Cash provided by investing activities	374,865	8,405
Financing Activities
Payments on borrowings from lenders	(625,296)	(6,295)
Proceeds of borrowings from lenders	625,000	—
Net payment on the settlement of equity-based awards	(10,309)	(12,434)
Debt prepayment fees and issuance costs	(10,185)	—
Dividends paid on preferred stock	(5,346)	(5,428)
Other financing activities	301	(64)
Cash used in financing activities	(25,835)	(24,221)
Cash Flows from Discontinued Operations
Cash used in operating activities	(1,680)	(281)
Cash used in discontinued operations	(1,680)	(281)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(205)	(1,247)
Increase (decrease) in cash, cash equivalents and restricted cash	208,062	(214,747)
Cash, cash equivalents and restricted cash at beginning of period	999,391	1,499,665
Cash, cash equivalents and restricted cash at end of period	$1,207,453	$1,284,918

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Loss as operating loss adjusted for equity method loss, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net income (loss) attributable to common stockholders adjusted for loss from discontinued operations, net of tax, net income attributable to noncontrolling interests, preferred stock dividends, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as income (loss) from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining (benefit) provision for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by adjusted diluted weighted-average common shares outstanding.

We define Adjusted diluted weighted-average common shares outstanding as GAAP diluted weighted-average common shares adjusted for the dilutive effects of stock options, restricted stock awards, exchangeable notes, and preferred shares.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;
•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating loss to Adjusted Operating Loss, and income (loss) from continuing operations to Adjusted EBITDA.

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to common stockholders	$42,060	$(266,106)
(Income) loss from discontinued operations, net of tax	(134)	263
Net income attributable to non-controlling interests(1)	272	484
Preferred stock dividends	5,346	5,428
Income (loss) from continuing operations	47,544	(259,931)
Adjustments:
Acquisition-related amortization(2a)	15,803	16,221
Restructuring and other costs(4)	—	(5,135)
Loss on extinguishment of debt	3,533	—
Other, net(3)	(191,241)	(11,631)
Acquisition-related costs(5)	3,664	720
Litigation costs, net(6)	3,475	730
Stock-based compensation	27,605	24,426
Tax impact of adjustments(7)	(3,552)	6,326
Adjusted Net Loss from continuing operations	$(93,169)	$(228,274)
Adjusted Net Loss from continuing operations per share	$(0.29)	$(0.72)
Adjusted diluted weighted-average common shares outstanding	323,658	317,634

Operating loss	$(79,532)	$(202,553)
Add back:
Equity method loss	(170)	(911)
Acquisition-related amortization(2a)	15,803	16,221
Restructuring and other costs(4)	—	(5,135)
Acquisition-related costs(5)	3,664	720
Litigation costs, net(6)	3,475	730
Stock-based compensation	27,605	24,426
Adjusted Operating Loss	$(29,155)	$(166,502)

Income (loss) from continuing operations	$47,544	$(259,931)
Adjustments:
Depreciation and amortization of property and equipment(2b)	26,966	48,592
Amortization of capitalized implementation costs(2c)	7,339	8,410
Acquisition-related amortization(2a)	15,803	16,221
Restructuring and other costs(4)	—	(5,135)
Interest expense, net	61,058	64,101
Other, net(3)	(191,241)	(11,631)
Loss on extinguishment of debt	3,533	—
Acquisition-related costs(5)	3,664	720
Litigation costs, net(6)	3,475	730
Stock-based compensation	27,605	24,426
(Benefit) provision for income taxes	(596)	3,997
Adjusted EBITDA	$5,150	$(109,500)

Net income (loss) margin	7.2%	(81.3)%
Adjusted EBITDA margin	0.9%	(33.4)%

The following table sets forth the reconciliation of diluted weighted-average common shares outstanding, calculated in accordance with GAAP, to the adjusted diluted weighted-average shares outstanding (in thousands):

	Three months ended March 31,
	2022	2021
GAAP diluted weighted-average common shares outstanding	409,378	317,634
Less: Dilutive effect of stock options and restricted stock awards	4,251	—
Less: Dilutive effect of exchangeable notes	42,302	—
Less: Dilutive effect of preferred shares	39,167	—
Adjusted diluted weighted-average common shares outstanding	323,658	317,634

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2022	2021
Cash used in operating activities	$(139,083)	$(197,403)
Cash provided by investing activities	374,865	8,405
Cash used in financing activities	(25,835)	(24,221)

	Three Months Ended March 31,
	2022	2021
Cash used in operating activities	$(139,083)	$(197,403)
Additions to property and equipment	(17,403)	(6,435)
Free Cash Flow	$(156,486)	$(203,838)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended March 31, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$45,306	$(15,117)	$(59,344)	$(29,155)
Less:
Equity method loss	(170)	—	—	(170)
Acquisition-related amortization(2a)	—	—	15,803	15,803
Acquisition-related costs(5)	—	—	3,664	3,664
Litigation costs, net(6)	—	—	3,475	3,475
Stock-based compensation	—	—	27,605	27,605
Operating income (loss)	$45,476	$(15,117)	$(109,891)	$(79,532)

Adjusted EBITDA	$73,560	$(9,317)	$(59,093)	$5,150
Less:
Depreciation and amortization of property and equipment(2b)	22,115	4,600	251	26,966
Amortization of capitalized implementation costs(2c)	6,139	1,200	—	7,339
Acquisition-related amortization(2a)	—	—	15,803	15,803
Acquisition-related costs(5)	—	—	3,664	3,664
Litigation costs, net(6)	—	—	3,475	3,475
Stock-based compensation	—	—	27,605	27,605
Equity method loss	(170)	—	—	(170)
Operating income (loss)	$45,476	$(15,117)	$(109,891)	$(79,532)
Interest expense, net				(61,058)
Other, net(3)				191,241
Loss on extinguishment of debt				(3,533)
Equity method loss				(170)
Benefit for income taxes				596
Income from continuing operations				$47,544

	Three Months Ended March 31, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(106,133)	$(13,587)	$(46,782)	$(166,502)
Less:
Equity method loss	(911)	—	—	(911)
Acquisition-related amortization(2a)	—	—	16,221	16,221
Restructuring and other costs(4)	—	—	(5,135)	(5,135)
Acquisition-related costs(5)	—	—	720	720
Litigation costs, net(6)	—	—	730	730
Stock-based compensation		—	24,426	24,426
Operating loss	$(105,222)	$(13,587)	$(83,744)	$(202,553)

Adjusted EBITDA	$(57,363)	$(5,660)	$(46,477)	$(109,500)
Less:
Depreciation and amortization of property and equipment(2b)	41,372	6,915	305	48,592
Amortization of capitalized implementation costs(2c)	7,398	1,012	—	8,410
Acquisition-related amortization(2a)	—	—	16,221	16,221
Restructuring and other costs(4)	—	—	(5,135)	(5,135)
Acquisition-related costs(5)	—	—	720	720
Litigation costs, net(6)	—	—	730	730
Stock-based compensation	—	—	24,426	24,426
Equity method loss	(911)	—	—	(911)
Operating loss	$(105,222)	$(13,587)	$(83,744)	$(202,553)
Interest expense, net				(64,101)
Other, net(3)				11,631
Equity method loss				(911)
Provision for income taxes				(3,997)
Loss from continuing operations				$(259,931)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes a $192 million gain on the sale of AirCentre during the three months ended March 31, 2022, and a $15 million gain on sale of equity securities during the three months ended March 31, 2021. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs represents charges, and adjustments to those charges, associated with business restructuring and associated changes as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(5)Acquisition-related costs represent fees and expenses incurred associated with the AirCentre disposition and other potential transactions.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.